EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2009, relating to the financial statements and financial statement schedules of LookSmart, Ltd., and the effectiveness of internal control over financial reporting of LookSmart, Ltd. which appear in LookSmart, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Moss Adams LLP

San Francisco, California

June 5, 2009